Exhibit 99.1

            Neiman Marcus, Inc. Reports Fourth Quarter and
                         Fiscal Year Earnings


    DALLAS--(BUSINESS WIRE)--September 26, 2007--Neiman Marcus, Inc. today reported financial results for the fourth quarter of fiscal year 2007. On October 6, 2005, the Company announced the completion of the acquisition of Neiman Marcus, Inc. by an investor group led by TPG Capital (formerly Texas Pacific Group) and Warburg Pincus LLC. The accompanying condensed consolidated statements of earnings and related information present the Company's results of operations for the period preceding the acquisition (Predecessor) and the period succeeding the acquisition (Successor). The results of operations have been prepared by comparing the results of the Successor for the 52 weeks ended July 28, 2007 to the mathematical combination of the Successor and Predecessor periods in the 52 weeks ended July 29, 2006. The presentation does not comply with generally accepted accounting principles, but the Company believes that it provides a more meaningful method of comparison. For further information related to the Company's financial results, refer to the Company's Form 10-K and other information available from the Securities and Exchange Commission.

    This release contains information regarding the Company's adjusted operating earnings and EBITDA, both of which are non-GAAP financial measures (as described in the footnotes to the accompanying condensed consolidated statements of earnings and related information). Neiman Marcus, Inc. believes reporting adjusted operating earnings and EBITDA are a more meaningful representation of the Company's on-going economic performance and therefore uses these metrics internally to evaluate and manage the Company's operations. Adjusted operating earnings exclude the impact of certain items as described below under "Other Items."

    For the fourth quarter of fiscal year 2007, the Company reported total revenues of $981.7 million compared to $897.1 million in the prior year. Comparable revenues increased 7.0 percent. Operating earnings for the fourth quarter of fiscal year 2007 were $32.2 million compared to $21.2 million for the fourth quarter of fiscal year 2006. Adjusted operating earnings were $55.8 million in the fourth quarter of fiscal year 2007 compared to $37.8 million in the fourth quarter of fiscal year 2006, an increase of 47.6 percent.

    For fiscal year 2007, the Company reported total revenues of $4.4 billion compared to $4.0 billion in the prior year. Comparable revenues increased 6.7 percent. Operating earnings for fiscal year 2007 were $476.8 million compared to $329.0 million for the comparable period a year ago. Adjusted operating earnings for fiscal year 2007 were $550.4 million compared to $446.5 million for the comparable period a year ago, an increase of 23.3 percent.

    See the attached schedule of "Other Operating Data" for the reconciliation of adjusted operating earnings and the Company's statements regarding the use of this non-GAAP financial measure.

    Other Items

    As a result of the acquisition, the Company recorded costs related to the amortization of customer lists and favorable lease commitments in both the fourth quarters of fiscal year 2007 and 2006 of approximately $18.1 million. These amortization costs totaled $72.3 million and $59.6 million for the 52 weeks ended July 28, 2007 and July 29, 2006, respectively. The Company also recorded other net expense of $5.5 million in the fourth quarter of fiscal year 2007 which includes an $11.5 million pretax impairment charge related to the writedown to fair value in the net carrying value of the Horchow tradename, offset by $6.0 million of other income related to aged, non-escheatable gift cards. In addition, the Company recorded other income of approximately $4.2 million in the first quarter of fiscal year 2007 which represents proceeds it received from its investment in an internet retailer. These three items resulted in a net other expense of $1.3 million for fiscal year 2007. The Company also recorded other non-cash items related to various valuation adjustments that resulted in a credit of approximately $1.5 million in the fourth quarter of fiscal year 2006 and charges totaling $34.4 million for the 52 weeks ended July 29, 2006. Also, prior to consummation of the acquisition, the Company recorded in the first quarter of fiscal year 2006 transaction and other costs of approximately $23.5 million.

    In December 2006, the Company completed both the purchase of the minority interest and the sale of Kate Spade LLC for pretax net cash proceeds of approximately $62.1 million. Also, the Company sold its majority interest in Gurwitch Products, L.L.C. in July 2006 for pretax net cash proceeds of approximately $40.8 million. The Company's financial statements reflect Kate Spade LLC and Gurwitch Products, L.L.C. as discontinued operations for all periods presented.

    A live webcast of the conference call on earnings can be accessed through the Investor Information section of the Neiman Marcus, Inc. website at www.neimanmarcusgroup.com on Wednesday, September 26, 2007 beginning at 10:00 a.m. Central Standard Time. Following the live broadcast, interested parties may replay the webcast by accessing this website. To access financial information that will be presented during the call, please visit the Investor Information section of the Neiman Marcus, Inc. website at www.neimanmarcusgroup.com.

    From time to time, the Company may make statements that predict or forecast future events or results, depend on future events for their accuracy or otherwise contain "forward-looking information." These statements are made based on management's expectations and beliefs concerning future events and are not guarantees of future performance.

    The Company cautions readers that actual results may differ materially as a result of various factors, some of which are beyond its control, including but not limited to: political or economic conditions; terrorist activities in the United States and elsewhere; disruptions in business at the Company's stores, distribution centers or offices; changes in consumer confidence resulting in a reduction of discretionary spending on goods; changes in demographic or retail environments; changes in consumer preferences or fashion trends; competitive responses to the Company's marketing, merchandising and promotional efforts; changes in the Company's relationships with key customers; delays in the receipt of merchandise; seasonality of the retail business; adverse weather conditions, particularly during peak selling seasons; delays in anticipated store openings or renovations; natural disasters; significant increases in paper, printing and postage costs; litigation that may have an adverse effect on the Company's financial results or reputation; changes in the Company's relationships with designers, vendors and other sources of merchandise; the Company's success in enforcing its intellectual property rights; the effects of incurring a substantial amount of indebtedness under the Company's senior secured credit facilities, senior notes and senior subordinated notes and of complying with the related covenants and conditions; the financial viability of the Company's designers, vendors and other sources of merchandise; the design and implementation of new information systems or enhancement of existing systems; changes in foreign currency exchange rates or inflation rates; impact of funding requirements related to the Company's noncontributory defined benefit pension plan; changes in the Company's relationships with certain of key sales associates; changes in key management personnel; changes in the Company's proprietary credit card arrangement that adversely impact its ability to provide consumer credit; or changes in government or regulatory requirements increasing the Company's cost of operations.

    These and other factors that may adversely effect the Company's future performance or financial condition are contained in its Annual Report in Form 10-K and other reports filed with and available from the Securities and Exchange Commission. The Company undertakes no obligation to update or revise any forward-looking statements to reflect subsequent events, new information or future circumstances.



                         NEIMAN MARCUS, INC.
                CONDENSED CONSOLIDATED BALANCE SHEETS
                             (UNAUDITED)

                                               July 28,     July 29,
(in thousands)                                   2007         2006
                                              -----------  -----------
                                              (Successor)  (Successor)
ASSETS
----------------------------------------------
Current assets:
   Cash and cash equivalents                     $141,207     $223,740
   Merchandise inventories                        918,269      793,621
   Other current assets                           155,493      101,878
   Current assets of discontinued operations            -       16,617
                                              -----------  -----------
      Total current assets                      1,214,969    1,135,856
                                              -----------  -----------

Property and equipment, net                     1,043,711    1,030,279
Goodwill and intangibles, net                   4,140,019    4,223,757
Other assets                                      102,300      125,323
Non-current assets of discontinued operations           -       92,746
                                              -----------  -----------
Total assets                                   $6,500,999   $6,607,961
                                              ===========  ===========

LIABILITIES AND SHAREHOLDERS' EQUITY
----------------------------------------------
Current liabilities:
  Accounts payable                               $361,299     $300,439
  Accrued liabilities                             403,162      377,968
  Other current liabilities                         3,426        3,887
  Current liabilities of discontinued
   operations                                           -       16,764
                                              -----------  -----------
    Total current liabilities                     767,887      699,058
                                              -----------  -----------

Long-term liabilities:
  Asset-based revolving credit facility                 -            -
  Notes and debentures                          2,945,906    3,195,711
  Deferred income taxes                         1,002,982    1,048,925
  Other long-term liabilities                     226,212      217,511
  Non-current liabilities of discontinued
   operations                                           -       12,775
                                              -----------  -----------
    Total long-term liabilities                 4,175,100    4,474,922
                                              -----------  -----------

Minority interest in discontinued operations            -        6,314

Total shareholders' equity                      1,558,012    1,427,667
                                              -----------  -----------
Total liabilities and shareholders' equity     $6,500,999   $6,607,961
                                              ===========  ===========




                         NEIMAN MARCUS, INC.
            CONDENSED CONSOLIDATED STATEMENTS OF EARNINGS
                             (UNAUDITED)


                                             Fourth Quarter Ended
                                         -----------------------------
(in thousands)                             July 28,       July 29,
                                             2007           2006
                                         ------------ ----------------
                                          (Successor)      (Successor)

Revenues                                 $    981,655 $        897,128
Cost of goods sold including buying and
 occupancy costs                              668,898          616,398
Selling, general and administrative
 expenses                                     236,377          222,919
Income from credit card program              (14,352)         (13,459)
Depreciation expense                           34,964           31,888
Amortization of customer lists                 13,622           13,742
Amortization of favorable lease
 commitments                                    4,469            4,395
Transaction and other costs                         -                -
Other expense, net                              5,519                -
                                         ------------ ----------------

Operating earnings                             32,158           21,245

Interest expense, net                          61,661           67,323
                                         ------------  ---------------

(Loss) earnings from continuing
 operations before income taxes              (29,503)         (46,078)

Income taxes                                 (13,637)         (18,866)
                                         ------------ ----------------

(Loss) earnings from continuing
 operations                                  (15,866)         (27,212)

Loss from discontinued operations, net
 of taxes                                           -         (14,773)
                                         ------------ ----------------

Net (loss) earnings                      $   (15,866) $       (41,985)
                                         ============ ================


                                               Fiscal Year Ended
                                          ----------------------------
(in thousands)                            July 28, 2007    July 29,
                                                             2006
                                          -------------- -------------
                                             (Successor)    (Combined)

Revenues                                  $    4,390,076 $   4,030,110
Cost of goods sold including buying and
 occupancy costs                               2,753,814     2,590,980
Selling, general and administrative
 expenses                                      1,015,140       957,987
Income from credit card program                 (65,723)      (57,171)
Depreciation expense                             136,468       126,159
Amortization of customer lists                    54,387        44,857
Amortization of favorable lease
 commitments                                      17,878        14,783
Transaction and other costs                            -        23,544
Other expense, net                                 1,309             -
                                          -------------- -------------

Operating earnings                               476,803       328,971

Interest expense, net                            259,805       216,755
                                          --------------  ------------

(Loss) earnings from continuing
 operations before income taxes                  216,998       112,216

Income taxes                                      82,295        40,821
                                          -------------- -------------

(Loss) earnings from continuing
 operations                                      134,703        71,395

Loss from discontinued operations, net of
 taxes                                          (22,771)      (14,786)
                                          -------------- -------------

Net (loss) earnings                       $      111,932 $      56,609
                                          ============== =============


    The results of operations have been prepared by comparing the results of the Successor for the fifty-two weeks ended July 28, 2007 to the mathematical combination of the Successor and Predecessor periods in the fifty-two weeks ended July 29, 2006. The presentation does not comply with generally accepted accounting principles, but the Company believes that it provides a more meaningful method of comparison.



                         NEIMAN MARCUS, INC.
                         OTHER OPERATING DATA
                             (UNAUDITED)

SEGMENTS:             Fourth Quarter Ended       Fiscal Year Ended
                    ------------------------- ------------------------
(dollars in           July 28,     July 29,     July 28,    July 29,
 millions)              2007         2006         2007        2006
                    ------------ ------------ ------------ -----------
                     (Successor)  (Successor)  (Successor)  (Combined)

REVENUES:
  Specialty Retail
   Stores           $     816.7  $     745.8  $     3,674.6 $ 3,374.8
  Direct Marketing        165.0        151.3          715.5     655.3
                    ------------ ------------ ------------- ----------
     Total          $     981.7  $     897.1  $     4,390.1 $ 4,030.1
                    ============ ============ ============= ==========


OPERATING EARNINGS:
  Specialty Retail
   Stores           $      44.4  $      31.3  $       490.6 $   403.7
  Direct Marketing         26.3         22.7          116.0      98.2
  Corporate
   expenses               (14.9)       (16.2)        (56.2)     (55.4)
                    ------------ ------------ ------------- ----------
     ADJUSTED
      OPERATING
      EARNINGS      $      55.8  $      37.8  $       550.4 $   446.5
  Amortization of
   customer lists
   and favorable
   lease
   commitments            (18.1)       (18.1)        (72.3)     (59.6)
  Non-cash items
   related to other
   valuation
   adjustments made
   in connection
   with the
   acquisition                -          1.5              -     (34.4)
  Other expense,
   net                     (5.5)           -          (1.3)         -
  Transaction and
   other costs                -            -              -     (23.5)
                    ------------ ------------ ------------- ----------
     OPERATING
      EARNINGS      $      32.2  $      21.2  $       476.8 $   329.0
                    ============ ============ ============= ==========


    The results of operations have been prepared by comparing the results of the Successor for the fifty-two weeks ended July 28, 2007 to the mathematical combination of the Successor and Predecessor periods in the fifty-two weeks ended July 29, 2006. The presentation does not comply with generally accepted accounting principles, but the Company believes that it provides a more meaningful method of comparison.

    Adjusted operating earnings represents operating earnings excluding amortization of customer lists and favorable lease commitments, purchase accounting adjustments, other expense and transaction and other costs.

    Neiman Marcus, Inc. believes reporting adjusted operating earnings is a more meaningful representation of the Company's on-going economic performance and therefore uses adjusted reporting internally to evaluate and manage the Company's operations. Neiman Marcus, Inc. has chosen to provide this information to investors to enable them to perform more meaningful comparisons of operating results and as a means to emphasize the results of on-going operations. Adjusted operating earnings is not a recognized term under generally accepted accounting principles (GAAP). Adjusted earnings should be considered in addition to, not as a substitute for, the Company's other measures of financial performance reported in accordance with generally accepted accounting principles. Adjusted operating earnings as presented herein are not necessarily comparable to similarly titled measures.



                         NEIMAN MARCUS, INC.
                         OTHER OPERATING DATA
                             (UNAUDITED)

OTHER DATA:
                     Fourth Quarter Ended        Fiscal Year Ended
                   ------------------------- -------------------------
(dollars in          July 28,     July 29,    July 28,      July 29,
 millions)             2007         2006         2007         2006
                   ------------ ------------ ------------ ------------
                    (Successor)  (Successor)  (Successor)   (Combined)

Capital
 Expenditures      $         44 $         31 $        148 $        164

Depreciation       $         35 $         32 $        136 $        126
Amortization of
 intangibles       $         18 $         18 $         72 $         60

Rent Expense       $         21 $         20 $         88 $         82

EBITDA                                       $        686 $        515


    The results of operations have been prepared by comparing the results of the Successor for the fifty-two weeks ended July 28, 2007 to the mathematical combination of the Successor and Predecessor periods in the fifty-two weeks ended July 29, 2006.

    EBITDA represents earnings from continuing operations excluding income taxes, interest, depreciation and amortization. We present the non-GAAP financial measure EBITDA because we use this measure to monitor and evaluate the performance of our business and believe the presentation of this measure will enhance investors' ability to analyze trends in our business, evaluate our performance relative to other companies in our industry and evaluate our ability to service our debt. In addition, we use EBITDA as a component of the measurement of incentive compensation.

    EBITDA is not a presentation made in accordance with GAAP and this computation may vary from others in the industry. In addition, EBITDA contains some, but not all, adjustments that are taken into account in the calculation of the components of various covenants in the indentures governing the Company's senior secured Asset-Based Revolving Credit Facility, Senior Secured Term Loan Facility, Senior Notes and Senior Subordinated Notes. EBITDA should not be considered as an alternative to operating earnings or net earnings as measures of operating performance or cash flows as measures of liquidity. EBITDA has important limitations as an analytical tool and should not be considered in isolation, or as a substitute for analysis of the Company's results as reported under GAAP. For example, EBITDA does not reflect cash expenditures, or future requirements, for capital expenditures or contractual commitments; does not reflect changes in, or cash requirements, for working capital needs; does not reflect interest expense, or the cash requirements necessary to service interest or principal payments, on the Company's debt; excludes tax payments that represent a reduction in cash available; and does not reflect any cash requirements for assets being depreciated and amortized that may have to be replaced in the future.



                         NEIMAN MARCUS, INC.
                         OTHER OPERATING DATA
                             (UNAUDITED)

The following table reconciles earnings from continuing operations as reflected in the Company's consolidated statements of earnings prepared in accordance with GAAP to EBITDA:
                                                 Fiscal Year Ended
                                              ------------------------
(dollars in millions)                           July 28,    July 29,
                                                  2007        2006
                                              ------------ -----------
                                               (Successor)  (Combined)

Earnings from continuing operations           $      134.7 $      71.4
   Income taxes                                       82.3        40.8
   Interest expense (income), net                    259.8       216.8
   Depreciation                                      136.5       126.2
   Amortization of customer lists and
    favorable lease commitments
                                                      72.3        59.6
                                              ------------ -----------
EBITDA                                        $      685.6 $     514.8
                                              ============ ===========
For explanation of items included in EBITDA, see "Other Items."



    CONTACT: Neiman Marcus, Inc.
             James E. Skinner, 214-757-2954
             Senior Vice President and Chief Financial Officer or
             Stacie Shirley, 214-757-2967
             Vice President - Finance and Treasurer